Exhibit 99.10

September 28, 2017

WPCS International Incorporated

521 Railroad Avenue

Suisun City, CA 94585

Consent to Reference in Proxy Statement/Prospectus/Information Statement

WPCS International Incorporated (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333-                ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/ information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Greg Schiffman

Name: Greg Schiffman